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                                                                   EXHIBIT 10.17

                  BOARD OF ADVISORS AND UNIT PURCHASE AGREEMENT

              This BOARD OF ADVISOR AND UNIT PURCHASE AGREEMENT ("Agreement") is dated as of June 30, 2000, by and among Sleepmaster Holdings L.L.C., a New Jersey limited liability company (the "Company"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), R. Guy Boyle ("Advisor") and Sleep Investor L.L.C., a Delaware limited liability company ("Sleep Investor").

              The Company, Sleepmaster and the Advisor desire to enter into an agreement regarding (i) the engagement of the Advisor as Chairman of the Board of Advisors of the Company and its Subsidiaries, and (ii) the acquisition by the Advisor of 129.71 units of the Company's Class C Common and 462.67 units of the Company's Preferred Units upon the terms and conditions set forth herein.

              Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, Sleep Investor.

              NOW, THEREFORE, the parties hereto agree as follows:

              1. Definitions. As used herein, the following terms shall have the following meanings.

              "Advisor Securities" means the units of Class C Common and units of Preferred Units acquired by the Advisor and will include units of Holdings' Common Units issued with respect to Advisor Securities by way of a split, dividend, combination, exchange, conversion, or other recapitalization, merger, consolidation or reorganization. Advisor Securities will cease to be Advisor Securities when transferred pursuant to a Qualified Public Offering or Sale of the Company. Advisor Securities will continue to be Advisor Securities in the hands of any holder other than the Advisor, including all transferees of the Advisor (except for the Company and the Sleep Investor (or its designee)), and except as otherwise provided herein, each such other holder of Advisor Securities will succeed to all rights and obligations attributable to the Advisor as a holder of Advisor Securities hereunder.

              "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

              "Board" means the Company's board of advisors.

              "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.


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              "Cause" means (i) a material breach of this Agreement by the
Advisor, (ii) a breach of the Advisor's duty of loyalty to the Company or its Subsidiaries, (iii) the commission by the Advisor of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iv) the Advisor's continued failure to perform his duties to the Company and its Subsidiaries.

              "Change of Control" means that (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the existing securityholders of the Company or Sleepmaster and their permitted transferees shall acquire and own greater than 51% of the Common Units of the Company or Sleepmaster, as applicable, on a fully diluted, as if converted basis or (b) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall acquire the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of advisors of the Company or Sleepmaster, as applicable.

              "Class A Common" means the Company's Class A Common Units, or if the Class A Common is hereafter exchanged into or exchanged for different units or securities of the Company, such other units or securities, all as adjusted for any unit split, unit dividend, combination, exchange, conversion, recapitalization, merger, consolidation or reorganization.

              "Class B Common" means the Company's Class B Common Units, or if the Class B Common is hereafter exchanged into or exchanged for different units or securities of the Company, such other units or securities, all as adjusted for any unit split, unit dividend, combination, exchange, conversion, recapitalization, merger, consolidation or reorganization.

              "Class C Common" means the Company's Class C Common Units, or if the Class C Common is hereafter exchanged into or exchanged for different units or securities of the Company, such other units or securities, all as adjusted for any unit split, unit dividend, combination, exchange, conversion, recapitalization, merger, consolidation or reorganization.

              "Common Units" means the Class A Common, the Class B Common and the Class C Common, as adjusted for any unit split, unit dividend, or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, or if such Common Units are exchanged for different interests or securities of the Company, such other interests or securities and any other Common Units of the Company hereinafter issued.

              "Company Group" means the Company, Sleepmaster and their respective Subsidiaries.

              "Fair Value" of each unit of Class C Common and unit of Preferred Units means the average of the closing prices of the sales of the Company's membership interests on all securities exchanges on which the membership interests may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the membership interests are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System ("Nasdaq NMS") as of 4:00 P.M., New York time, or, if on any day the membership interests are not quoted in the Nasdaq NMS, the average of the highest bid


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and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Value is being determined and the 20 consecutive Business Days prior to such day. If at any time the Class C Common is not listed on any securities exchange or quoted in the Nasdaq NMS or the over-the-counter market, the Fair Value of each unit of Class C Common and unit of Preferred Units shall be the fair market value of such unit as determined by the Board in its good faith judgment.

              "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

              "Original Cost" will be equal to $223.153 per unit, with respect to units of Class C Common and $1,400.016 per unit plus all accrued and unpaid dividends thereon with respect to Preferred Units (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

              "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

              "Preferred Units" means the Company's Preferred Units, as adjusted for any unit split, unit dividend or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, or if the Preferred Units are hereafter changed into or exchanged for different interests or securities of the Company, such other interests or securities, and any other preferred interests of the Company hereinafter issued.

              "Public Offering" means any sale of securities of the Company in an underwritten public offering.

              "Qualified Public Offering" means any sale, in an underwritten Public Offering registered under the Securities Act, of equity securities of the Company having an aggregate value of at least $30 million.

              "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement dated as of March 3, 1998, by and among the Company and certain other parties thereto.

              "Sale of the Company" means the sale of the Company, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Company or of Sleep Investor) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Units (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Units or otherwise) or all or substantially all of the consolidated assets of the Company or Sleepmaster.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.


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              "Securityholders Agreement" means the Amended and Restated
Securityholders Agreement dated as of March 3, 1998, by and among the Company and certain other parties thereto.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership, limited liability company, or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

       2. Board of Advisors. On June 27, 2000, the Advisor agreed to serve as chairman of the Board and chairman of the board of advisors or directors, as applicable, of each member of the Company Group (in such capacities, the "Chairman"). The Advisor hereby agrees to devote his best efforts to the business and affairs of the Company and its Subsidiaries.

       3.     Compensation; Reimbursement.

              (a) Advisory Board Fees. In consideration of the Advisor's services set forth in Section 1 above, the Company shall pay the Advisor $5,000 per month (the "Advisory Board Fee"). The Advisory Board Fee shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

              (b) Reimbursement. The Company shall reimburse the Advisor for all reasonable expenses incurred by him in the course of performing the Advisor's duties as Chairman of the Board which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

              (c) Other Benefits. The Advisor shall not be entitled any fringe benefits or perquisites from the Company except as specifically described herein.

       4.     Purchase and Sale of Advisor Securities.

              (a) Upon execution of this Agreement, the Advisor will purchase, and the Company will sell, 129.71 units of Class C Common at a price of $223.152 per unit and 462.67 units of Preferred Units at a price of $1,400.016 per unit. The Company will deliver to the


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

Advisor certificates representing such units, and the Advisor will deliver to the Company a promissory note having a face value of $676,697.29 and bearing
interest at a rate of [    %].

              (b) Within thirty days after the Advisor purchases the units of Class C Common and units of Preferred Units, the Advisor shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder substantially in the form of Exhibit A attached hereto.

              (c) In connection with the purchase and sale of the Advisor Securities hereunder, the Advisor represents and warrants to the company that:

                   (i) The Advisor Securities to be pursuant to the Advisor pursuant to this Agreement will be acquired for the Advisor's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Advisor Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                  (ii) No commission, fee or other remuneration is to be paid or given directly or indirectly, to any Person for soliciting the Advisor to purchase the Advisor Securities.

                 (iii) The Advisor is a director of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Advisor Securities and has determined that such investment in the Advisor Securities is suitable for the Advisor, based upon the Advisor's financial situation and needs, as well as the Advisor's other securities holdings.

                  (iv) Neither the Advisor nor, to the Advisor's knowledge, the Company, any predecessor, affiliate, director, officer, general partner or beneficial owner of 10% or more of any class of the Company's equity securities, or any promoter presently connected with the Company in any capacity:

                            (A) has filed a registration statement which is the subject of a currently effective registration stop order entered pursuant to any state's securities law within the last five years;

                            (B) has been convicted within the last five years of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud;


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

                            (C)    is currently subject to any state
                                   administrative enforcement order or judgment entered by the state securities administrator within the last five years or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within the last five years;

                            (D) is subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities; or

                            (E) is currently subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, temporarily or preliminarily restraining or enjoining such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state.

                   (v) The Advisor is able to bear the economic risk of the Advisor's investment in the Advisor Securities for an indefinite period of time and the Advisor understands that the Advisor Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  (vi) The Advisor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Advisor Securities and has had full access to such other information concerning the Company as the Advisor has requested. The Advisor has reviewed, or has had an opportunity to review, the following documents: (A) the Company's limited liability company operating agreement; (B) the loan agreements, notes and related documents with the Company's Subsidiaries' institutional lenders; and (C) all of the materials provided by the Company and its Subsidiaries to any Person providing financing to the Company and its Subsidiaries, including, but not limited to, the Company's pro forma balance sheet, as well as financial projections, estimates, forecasts, budgets, summaries, reports and other related documents.

                 (vii) This Agreement constitutes the legal, valid and binding obligation of the Advisor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the



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                            Advisor does not and will not conflict with, violate
                            or cause a breach of any agreement, contract or instrument to which the Advisor is a party or any judgment, order or decree to which the Advisor is subject.

       5.     Vesting of Advisor Securities.

              (a) None of the units of Class C Common and units of Preferred Units acquired by the Advisor hereunder are vested as of the date hereof.

              (b) One hundred percent (100%) of the units of Class C Common and units of Preferred Units will become vested in accordance with the following schedule if, as of each such date, the Advisor is a member of the Board or the boards of advisors or directors, as applicable, of the Company's Subsidiaries.

                                  Cumulative Percentage of Units of Class C
              Date               Common and  Preferred Units Which Will Vest
    ----------------------  ----------------------------------------------------
          June 15, 2001                             33 1/3%
          June 15, 2002                             33 1/3%
          June 15, 2003                             33 1/3%

              If the Advisor ceases to be Chairman of the Board or the boards of advisors or directors, as applicable, of any of the Company's Subsidiaries for any reason, the cumulative percentage of the Class C Common and Preferred Units to become vested will be determined on a pro rata basis according to the number of days elapsed from the prior June 15 through the date of his resignation or removal (the "Termination"). Units of Class C Common and units of Preferred Units which have become vested are referred to herein as "Vested Interests," and all other units of Class C Common and units of Preferred Units are referred to herein as "Unvested Interests."

              Upon the consummation of a Change of Control or a Sale of the Company, all Unvested Interests shall automatically vest.

       6. Repurchase Option on Advisor Interests. In the event the Advisor ceases to serve as Chairman of the Board or the boards of advisors or directors, as applicable, of any Subsidiary for any reason, the Advisor Securities (whether held by the Advisor or one or more of the Advisor's transferees) will be subject to repurchase by the Company and Sleep Investor (or its designees) pursuant to the terms and conditions set forth in this Section 6 (the "Repurchase Option").

              (a) (i) The purchase price for each Unvested Interest of Advisor Securities will be the lower of (X) the Advisor's Original Cost for such unit (with units having the lowest cost subject to repurchase prior to units with a higher cost) and (Y) the Fair Value for such unit, (ii) the purchase price for each Vested Interest of Advisor Securities will be the Fair Value for such unit; and (iii) notwithstanding the foregoing, if the Advisor's Termination is for Cause or by the voluntary resignation of the Advisor on or prior to June 15, 2003, then the purchase price for


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each Vested Interest and each Unvested Interest will be the lower of (X) the
Advisor's Original Cost for such unit (with units having the lowest cost subject to repurchase prior to units with a higher cost) and (Y) the Fair Value for such unit.

              (b) The Board may elect to cause the Company to purchase (i) all or a portion of the Unvested Interests and/or, (ii) all or a portion of the Vested Interests by delivering written notice (the "Repurchase Notice") to the holder or holders of the Advisor Securities within 45 days after the Termination. The Repurchase Notice will set forth the number of Unvested Interests and Vested Interests to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of units of Advisor Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Advisor Securities held by the Advisor at the time of delivery of the Repurchase Notice. If the number of Advisor Securities then held by the Advisor is less than the total number of units of Advisor Securities the Company has elected to purchase, the Company shall purchase the remaining Advisor Securities elected to be purchased from the other holder(s) of Advisor Securities, pro rata according to the amount of such Advisor Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Interests and Vested Interests to be repurchased hereunder will be allocated among the Advisor and the other holders of Advisor Securities (if any) pro rata according to the number of units of Advisor Securities to be purchased from such Persons.

              (c) If for any reason the Company does not elect to purchase all of the units of Advisor Securities that are subject to the Repurchase Option, pursuant to such Repurchase Option, Sleep Investor (or its designees) shall be entitled to exercise the Repurchase Option for the Advisor Securities the Company has not elected to purchase (the "Available Securities"). Of the Available Securities, the Vested Interests are referred to herein as "Available Vested Interests" and Unvested Interests are referred to herein as "Available Unvested Interests". As soon as practicable after the Company has determined that there will be Available Securities, but in any event within 90 days after the Termination, the Company shall give written notice (the "Option Notice") to Sleep Investor (or its designees) setting forth the number of Available Vested Interests, Available Unvested Interests, and the purchase price for each of such Available Securities. Sleep Investor (or its designees) may elect to purchase all or a portion of (i) Available Vested Interests, and/or (ii) all or a portion of the Available Unvested Interests by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Advisor Securities as to the number of Vested Interests or Unvested Interests being purchased from such holder by Sleep Investor (or its designees) (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of such Advisor Securities, the Company shall also deliver written notice to Sleep Investor (or its designees) setting forth the number of Vested Interests and Unvested Interests which Sleep Investor (or its designees) is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

              (d) The closing of the purchase of the Advisor Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be later than the 60th day after


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the delivery of the later of such notices to be delivered (or, if later, the
15th day after the Fair Value is finally determined) nor earlier than the fifth day after such delivery. The Company and/or Sleep Investor (or its designee) will pay for the Advisor Securities to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds. The purchasers of Advisor Securities hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell.

              (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Advisor Securities by the Company shall be subject to applicable legal restrictions. If any such restrictions prohibit the repurchase of Advisor Securities hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

       7.     Restrictions on Transfer.

              (a) If certificated, the Advisor Securities will bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN ADVISOR AND UNIT PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE SIGNATORY THERETO DATED AS OF JUNE 30, 2000. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

              (b) No holder of Advisor Securities may sell, transfer or dispose of any units of Advisor Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

              (c) Each holder of Advisor Securities agrees not to effect any sale or distribution of any Advisor Securities or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.


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


              (d) Each holder of Advisor Securities acknowledges that the Advisor Securities are subject to additional restrictions contained in the Securityholders Agreement.

       8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Advisor that:

              (a) Immediately following the consummation of the transactions contemplated hereby, the authorized units of the Company shall consist of (i) Class A Common, of which 8,511.22 units shall be issued and outstanding, (ii) Class B Common, of which no units shall be issued and outstanding, (iii) Class C Common, of which 7,667.24 units shall be issued and outstanding, and (iv) Preferred Units, of which 37,606.10 units shall be issued and outstanding. As of immediately following the consummation of the transactions contemplated hereby, all of the outstanding units of the Company shall be validly issued, fully paid and nonassessable.

              (b) There are no statutory or contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Advisor Security hereunder. To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of the Advisor Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's members with respect to the voting or transfer of the Company's securities, except for (a) the Securityholders Agreement, (b) the Registration Rights Agreement and (c) this Advisor and Unit Purchase Agreement, and (d) certain agreements among the Company, Sleep Investor and certain of the Company's employees or executives.

       9. Confidential Information. The Advisor acknowledges that the information and data obtained by him during his relationship or interaction with the Company Group concerning the business or affairs of the Company Group ("Confidential Information") are the property of such member of the Company Group. Therefore, the Advisor agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Advisor's acts or omissions to act. The Advisor shall deliver to the Company upon his resignation as Chairman of the Board or removal from such position, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

       10.    Noncompete, Nonsolicitation.

              (a) The Advisor acknowledges that in the course of his service as Chairman of the Board and interaction with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Advisor agrees that, during the time he serves as Chairman and for a period of one (1) year thereafter (the "Post-Termination Period"), he shall not directly or


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

indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company Group as such businesses exist or are in process on the date of resignation or removal of the Advisor as Chairman of the Board, within any geographical area in which the Company Group engages or has written plans to engage in such businesses. Nothing herein shall prohibit the Advisor from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Advisor has no active participation in the business of such corporation.

              (b) From the date hereof through the Post-Termination Period, the Advisor shall not directly or indirectly through another entity (i) induce or attempt to induce any employee or independent contractor of the Company Group to leave the employ or contracting relationship of the Company Group, or in any way interfere with the relationship between the Company Group and any employee or independent contractor thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) solicit for employment or as an independent contractor or hire any person who was an employee or independent contractor of the Company Group at any time during the period that the Advisor serves as Chairman of the Board, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

              (c) The Advisor agrees that: (i) the covenants set forth in this Section 10 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Advisor contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.

              (d) If, at the time of enforcement of this Section 10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

              (e) The Advisor recognizes and affirms that in the event of his breach of any provision of Section 10, money damages would be inadequate and the Company Group would have no adequate remedy at law. Accordingly, the Advisor agrees that in the event of a breach or a threatened breach by him of any of the provisions of Section 10, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

       11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

              To the Company or Sleepmaster:

                           c/o Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention: President
                           Telecopy No.: (732) 381-7391

                           With a copy to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention: Mr. John Weber
                           Telecopy No.: (212) 888-2940

              To the Advisor:

                           R. Guy Boyle
                           259 Robin Drive
                           Sarasota, Florida  34236
                           Telecopy No.: (941) 365-5050

              To Sleep Investor:

                           c/o Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention: Mr. John Weber
                           Telecopy No.: (212) 888-2940

                           With a copy to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Kimberly P. Taylor, Esq.
                           Telecopy No.: (212) 446-4900
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

       12.    Miscellaneous.

              (a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              (b) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Advisor Securities in violation of any provision of this Agreement shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee of such Advisor Securities as the owner of such stock for any purpose.

              (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              (d) Complete Agreement. This Agreement, the Securityholders Agreement and the Registration Rights Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

              (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Advisor, the Company, Sleep Investor and their respective successors and assigns (including subsequent holders of Advisor Securities); provided that the rights and obligations of the Advisor under this Agreement shall not be assignable except in connection with a permitted transfer of Advisor Securities hereunder.

              (g) Third Party Beneficiary. This Agreement is intended for the benefit of, and will be enforceable by, Sleep Investor.

              (h) Rights of the Advisor. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to remove the Advisor at any time, or to confer upon the Advisor any right to continue to serve as a member of the Board or any

Subsidiary for any period of time, or to continue to receive the Advisor's current (or other) rate of compensation.

              (i) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

              (j) Remedies. Each of the parties to this Agreement (including Sleep Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

              (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Advisor and Sleep Investor.

                                    * * * * *

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          SLEEPMASTER HOLDINGS L.L.C.


                                          By: /S/ James P. Koscica
                                              --------------------
                                          Name:
                                          Title:


                                          SLEEPMASTER L.L.C.


                                          By: /S/ James P. Koscica
                                              --------------------
                                          Name:
                                          Title:

                                          /S/ R. Guy Boyle
                                          ----------------
                                          R. GUY BOYLE

Agreed and Accepted:

SLEEP INVESTOR L.L.C.

By: /S/ James P. Koscica
    --------------------
Name:
Title:

                                    EXHIBIT A

                                                                   June 30, 2000

                     ELECTION TO INCLUDE SECURITIES IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE

              The undersigned purchased units of Class C Common and units of Preferred Units (the "Advisor Securities"), of Sleepmaster Holdings L.L.C. ("Holdings") on June 30, 2000. Under certain circumstances, Holdings has the right to repurchase the Advisor Securities at cost from the undersigned (or from the holder of the Advisor Securities, if different from the undersigned) should the undersigned cease to be employed by the Company Group and its subsidiaries. Hence, the Advisor Securities are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Advisor Securities taxed under the provision of Code Section 83(b) at the time he purchased the Advisor Securities.

              Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Advisor Securities (described below), to report as taxable income for calendar year 2000 the excess (if any) of the Advisor Securities' fair market value on June 30, 2000 over the purchase price thereof.

              The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

              1. The name, address and social security number of the undersigned:

                     Name:    R. Guy Boyle
                     Address: 259 Robin Drive
                              Sarasota, Florida
                     SSN:

              2. A description of the property with respect to which the election is being made: 129.71 units of Class C Common and 462.67 units of Preferred Units of Sleepmaster Holdings L.L.C.

              3. The date on which the property was transferred: June 30, 2000. The taxable year for which such election is made: calendar 2000.

              4. The restrictions to which the property is subject: If during the first three years after the purchase of the Advisor Securities the undersigned ceases to be employed by the Company Group or any of its subsidiaries, the unvested portion of the Advisor Securities will be subject to repurchase by the Company Group at cost, and at any time prior to a public offering by Holdings or a sale of Holdings the undersigned ceases to be employed by the Company Group or any of its subsidiaries, the vested portion of the Advisor Securities will be subject to repurchase by Holdings at fair value.

              5. The fair market value on June 30, 2000 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $223.152 per unit of Class C Common and $1,400.016 per unit of Preferred Units.

              6. The amount paid for such property: $223.152 per unit of Class C Common and $1,400.016 per unit of Preferred Units.

              A copy of this election has been furnished to the Secretary of Holdings pursuant to Treasury Regulations Section 1.83-2(e)(7).


Dated:  June 30, 2000                      ----------------------------------
                                           Name:


                                      A-2